As filed with the Securities and Exchange Commission on February 17, 2004
                                              Registration No.  333-
---------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              BARNES GROUP INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      06-0247840
   State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

          123 Main Street                                    06011
        Bristol, Connecticut                               (Zip Code)
(Address of principal executive offices)


                   Barnes Group Inc. Retirement Savings Plan
       (formerly the Barnes Group Inc. Guaranteed Stock Plan and Trust)
                           (Full title of the plan)

                                SIGNE S. GATES
             Senior Vice President, General Counsel and Secretary
                              Barnes Group Inc.
                               123 Main Street
                              Bristol, CT 06011
                   (Name and address of agent for service)

                                (860) 583-7070
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
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                                  Proposed       Proposed
                                  maximum        maximum
   Title of                       offering       aggregate     Amount of
 securities to   Amount to be     price per      offering     registration
 be registered    registered       share          price            fee
---------------------------------------------------------------------------
Common              500,000       $29.20 (3)   $14,597,500 (3)    $1,850
Stock, $.01
par value (1)(2)
---------------------------------------------------------------------------

     (1) This registration statement also pertains to preferred stock purchase rights ("Rights") of the Barnes Group Inc. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred along with and only with the common stock.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Barnes Group Retirement Savings Plan described herein and, pursuant to Rule 416(b), also covers an indeterminate number of additional shares of common stock that may be offered or issued pursuant to such plan as a result of stock splits, stock dividends or similar transactions.

     (3) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the Common Stock on the New York Stock Exchange-Composite Tape on February 13, 2004.

                               EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to General Instruction E to Form S-8, as amended. Pursuant to General Instruction E, this Registration Statement registers an additional 500,000 shares of Common Stock, $.01 par value, of Barnes Group Inc. to be offered or sold pursuant to the Barnes Group Retirement Savings Plan (the "Plan"). A total of 3,600,000 shares (after giving effect to a three-for-one stock split effected on February 21, 1997) of Common Stock to be offered or sold pursuant to the Plan have previously been registered pursuant to registration statements on Form S-8 numbered 33-30229 and 33-20932 (as amended, the "Prior Registration Statements"). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement and amended and restated by the contents of Parts I and II hereof.

PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents previously filed (File No. 1-4801) by Barnes Group Inc. (the "Registrant") and the Barnes Group Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

            1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002;

            2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

            3. The Registrant's Current Reports on Form 8-K filed with the Commission on January 21, 2003, February 2, 2003 (as amended by Form 8-K/A filed with the Commission on April 14, 2003), May 22, 2003 and February 13, 2004;

            4. The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 21, 1963 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

            5. The description of the Registrant's preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 under the Exchange Act, as amended by Form 8-A/A filed on March 18, 1999, and including any further amendment or report filed for the purpose of updating such description.

      All other documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided however, that the documents enumerated above or subsequently filed by the Registrant and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K and the Plan's Annual Report on Form 11-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

      The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Article IV of the registrant's By-Laws states that the registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by the laws of the State of Delaware. The registrant has also entered into an indemnification agreement with each of its directors and executive officers. Such agreement provides that the registrant shall indemnify, and advance expenses, to the indemnified person to the fullest extent permitted by applicable law in effect on the date of such agreement and to such greater extent as thereafter permitted by law. The agreement is governed by Delaware law. Such rights to indemnification and expense advancement are provided when the indemnified person is, or is threatened to be made, a party to certain proceedings or is a witness in such proceedings because of his or her role as a director or officer of the registrant. The indemnification agreement remains in effect for 10 years after the indemnified person ceases to be an officer or director of the registrant, or until final termination of all proceedings in which he or she is protected under the agreement, whichever is later.

      Section 145 of the Delaware Corporation Law provides, in general, for the indemnification of any director or officer who was, is, or is threatened to be made a party in any action, suit or proceeding (other than an action by or in the right of the registrant). In general, each director and officer is indemnified against losses by reason of his or her being an officer or director of the registrant provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The directors and officers of the registrant are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers, including actions, suits or proceedings arising out of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty. The registrant is similarly insured, under such policy, with respect to certain payments it might be required to make to its directors or officers in accordance with applicable law and its By-law provisions relating to indemnification.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. The registrant's Restated Certificate of Incorporation includes such a provision.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this registration statement and indexed at page 10 of this registration statement.

      The Registrant hereby undertakes that it has or will submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner for its determination that the Plan is qualified under Section 401 of the Internal Revenue Code and has or will make all changes required by the Internal Revenue Service in order to so qualify the Plan.

Item 9.  Undertakings.

      (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on February 17, 2004.

                                    BARNES GROUP INC.


                                    By: /s/ John R. Arrington
                                       --------------------------------------
                                       John R. Arrington
                                       Senior Vice President, Human Resources

                       SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William C. Denninger and Signe S. Gates and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the person(s) so acting deems appropriate, and appoint each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.


Signature                           Title                          Date
---------                           -----                          ----

/s/ Edmund M. Carpenter          President and Chief        February 17, 2004
-----------------------------    Executive Officer (the
Edmund M. Carpenter              principal executive officer)
                                 and Director

/s/ William C. Denninger         Senior Vice President,     February 17, 2004
-----------------------------    Finance and Chief
William C. Denninger             Financial Officer (the
                                 principal financial officer)

/s/ Francis C. Boyle, Jr.        Vice President,            February 17, 2004
-----------------------------    Controller (the principal
Francis C. Boyle, Jr.            accounting officer)

/s/ John W. Alden                Director                   February 17, 2004
-----------------------------
John W. Alden

/s/ Thomas O. Barnes             Director                   February 17, 2004
-----------------------------
Thomas O. Barnes

/s/ Gary G. Benanav              Director                   February 17, 2004
-----------------------------
Gary G. Benanav

/s/ William S. Bristow, Jr.      Director                   February 17, 2004
-----------------------------
William S. Bristow, Jr.

/s/ George T. Carpenter          Director                   February 17, 2004
-----------------------------
George T. Carpenter

/s/ Frank E. Grzelecki           Director                   February 17, 2004
-----------------------------
Frank E. Grzelecki

/s/ G. Jackson Ratcliffe, Jr.    Director                   February 17, 2004
-----------------------------
G. Jackson Ratcliffe, Jr.

/s/ Mylle H. Mangum              Director                   February 17, 2004
-----------------------------
Mylle H. Mangum

/s/ Donald W. Griffin            Director                   February 17, 2004
-----------------------------
Donald W. Griffin

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee of Barnes Group Inc., the administrator of the Barnes Group Retirement Savings Plan, has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on February 17, 2004.


                                         Barnes Group Retirement Savings Plan


                                         By: /s/  John R. Arrington
                                            ------------------------
                                            John R. Arrington
                                            Chairman, Benefits Committee

                               INDEX TO EXHIBITS

Exhibit
   No.                  Description                                 Page
-------                 -----------                                 ----

   23      Consent of PricewaterhouseCoopers, LLP,                    11
           Independent Auditors

   24 Power of Attorney (included in signature page of this registration statement).

                                                               EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003 (except for Note 3, which is as of February 6, 2003) relating to the financial statements and financial statement schedule of Barnes Group Inc., which appears in Barnes Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
February 12, 2004